Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2021 relating to the financial statements of Applovin Corporation, appearing in Registration Statement No. 333-253800 on Form S-1.

/s/ Deloitte & Touche LLP

San Jose, California

April 14, 2021